Exhibit 10.1

DFC GLOBAL CORP.

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment Agreement”) is dated December 23, 2011, and entered into by and among DFC GLOBAL CORP., a Delaware corporation, f/k/a DOLLAR FINANCIAL CORP. (“Holdings”), DOLLAR FINANCIAL GROUP, INC., a New York corporation (“DFG” and together with any entity joined from time to time as a Borrower pursuant to the Credit Agreement referred to below, collectively, the “US Borrowers” and each a “US Borrower”), NATIONAL MONEY MART COMPANY, an unlimited company organized under the laws of the Province of Nova Scotia, Canada (the “NMM”), DOLLAR FINANCIAL U.K. LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 03701758 (“Dollar UK”), INSTANT CASH LOANS LIMITED, a limited liability company incorporated under the laws of England with a registered number of 02685515 (“ICL” and together with Dollar UK, NMM and any entity joined from time to time as a Borrower pursuant to the Credit Agreement referred to below, collectively, the “Non-US Borrowers” and each a “Non-US Borrower” and the Non-US Borrowers together with the US Borrowers, collectively, the “Borrowers”), any entity joined from time to time as an Additional Borrower or as a Non-Loan Party Borrower pursuant to the Credit Agreement referred to below, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent and as Security Trustee for the Lenders under the Credit Agreement referred to below (in such capacity, the “Administrative Agent”), and the Lenders party hereto, comprising Required Lenders under the Credit Agreement (the “Amendment Lenders”).

RECITALS

WHEREAS, pursuant to that certain Second Amended and Restated Credit Agreement dated as of March 3, 2011, by and among Holdings, the Borrowers, the Lenders, the Administrative Agent and various other parties thereto (as amended, restated, supplemented or otherwise modified form time to time, the “Credit Agreement”), the Lenders agreed, inter alia, to extend various credit facilities to the Borrowers. Capitalized terms used herein without duplication shall have the same meanings set forth in the Credit Agreement.

WHEREAS, the Borrowers have requested and the Administrative Agent and the Amendment Lenders have agreed, upon the terms and subject to the conditions set forth herein, to those certain amendments and modifications to the Credit Agreement set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other credit accommodations given or to be given to the Borrowers by the Lenders from time to time, the parties hereto agree as follows:

1. Amendment to Section 1.1 of the Credit Agreement. The following definition set forth in Section 1.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Specified Swap Agreement”: any Swap Agreement, between a Loan Party and a Qualified Counterparty, in respect of interest rates or currency exchange rates, to the extent permitted under Section 7.12(a).

2. Amendment to Section 6.2(e) (Certificates; Other Information) of the Credit Agreement. Section 6.2.(e) is hereby amended by replacing the reference to “ten (10)” with “thirteen (13)”.

3. Amendment to Section 7.2(n) (Indebtedness) of the Credit Agreement. Section 7.2(n) is hereby amended and restated to read in its entirety as follows:

(n) additional unsecured Indebtedness of the Loan Parties; provided that, (i) the Loan Parties have provided drafts of the documents evidencing such Indebtedness to the Administrative Agent not less than three (3) Business Days prior to execution (and shall promptly provide copies of such documents to the Administrative Agent after execution); (ii) such Indebtedness contains no financial maintenance covenant that is in addition to or more restrictive than the covenants contained in Section 7.1 of this Agreement; (iii) the Indebtedness is issued pursuant to an indenture or agreement which either (A) does not contain any negative covenants or events of default (or comparable provisions) that are in addition to or more restrictive than the negative covenants and events of default contained in this Agreement (any such additional or more restrictive covenant, event of default or comparable provision, an “Additional Restriction”), or (B) does not contain Additional Restrictions which are, in the aggregate, materially more restrictive than the negative covenants and Events of Default in this Agreement, and the Loan Parties have provided a written certification to the Administrative Agent certifying thereto (it being acknowledged and agreed that the HY Indenture and the indentures for the Existing Convertible Notes would meet this standard); (iv) there is no Default or Event of Default in existence or that would be continuing after the incurrence of such Indebtedness; (v) the Borrowers would be in Pro Forma Compliance after the incurrence of such Indebtedness; and (vi) such Indebtedness shall not have any scheduled maturity, unconditional put or similar right, until a date which is at least six (6) months after the Termination Date.

4. Amendment to Section 7.6 (Restricted Payments) of the Credit Agreement. Section 7.6 is hereby amended by adding the following text immediately prior to the period at the end of such subsection (e) thereof: “; and (f) the purchase, redemption, defeasance, retirement or other acquisition of Capital Stock of Holdings from, or payments on account of Capital Stock to, the counterparty to any Swap Agreement permitted under Section 7.12(b) hereof, in connection with the performance of the terms of such Swap Agreement”.

5. Amendments to Section 7.8 (Investments) of the Credit Agreement. Section 7.8 is hereby amended by adding the following text immediately prior to the period at the end of such subsection (l) thereof: “; (m) Swap Agreements permitted under Section 7.12 hereof; and (n) the purchase, redemption or other acquisition of Capital Stock of Holdings from the counterparty to any Swap Agreement permitted under Section 7.12(b) hereof, in connection with the performance of the terms of such Swap Agreement”.

6. Amendment to Section 7.8(f) (Investments) of the Credit Agreement. Section 7.8(f) is hereby amended by replacing the reference to “$40,000,000” with “$60,000,000”.

7. Amendment to Section 7.12 (Swap Agreements) of the Credit Agreement. Section 7.12 is hereby amended and restated to read in its entirety as follows:

7.12 Swap Agreements. Enter into any Swap Agreement, except for Swap Agreements (a) which, at the time entered into, were entered into (i) to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) or (ii) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary, or (b) which, at the time entered into, were entered into to mitigate the potential effects of dilution in connection with the issuance by Holdings of convertible or exchangeable Indebtedness permitted under Section 7.2(n) hereof.

8. Amendment to Section 7.14 (Negative Pledge Clauses) of the Credit Agreement. Section 7.14 is hereby amended by adding the following text immediately prior to the period at the end of subsection (f) thereof: “, and (g) restrictions imposed under the HY Indenture on the date hereof or comparable provisions in any other indenture on terms not materially more restrictive in the aggregate”.

9. Release and Transfer of Guarantor. On the effective date of this First Amendment Agreement (a) Express Finance (Bromley) Ltd. (“Express Finance”) shall automatically, without further action, be released from its capacity as a Guarantor under the Loan Documents and will cease to be a Loan Party, and (b) the parties hereto consent to the transfer by ICL of the Capital Stock of Express Finance to Dollar UK’s wholly owned Subsidiary Purpose UK Holdings Limited, a Non-Loan Party (the “Related Transfer”). Upon the occurrence of the Related Transfer, the Lien granted by ICL on the Capital Stock of Express Finance to secure the Non-US Obligations shall automatically, without further action, be released.

10. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders that: (a) the representations and warranties set forth in the Credit Agreement and Loan Documents to which they are party are true and correct in all material respects as of the date hereof, except those representations and warranties made as of a date certain which remain true and correct in all material respects as of such date (b) after giving effect to the amendments provided in this First Amendment Agreement, there is no Default or Event of Default under the Credit Agreement; (c) each Loan Party has the corporate, limited liability company power or other power necessary to execute, deliver this First Amendment Agreement, to the extent each is a party thereto; and (d) the execution, delivery and performance of this First Amendment Agreement have been duly authorized by the applicable governing body of each Loan Party, and when executed, this First Amendment Agreement will constitute the valid, binding and enforceable obligations of each Loan Party subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

11. No Consent or Waiver. Nothing in this First Amendment Agreement nor any communication between the Administrative Agent, any Lender, any Group Member or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of: (a) any Default or Event of Default, including, without limitation, an Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect; or (b) any rights or remedies which the Administrative Agent or any Lender has against any Group Members under the Credit Agreement or any other Loan Document and/or applicable law, with respect to any such Default or Event of Default.

12. Further Agreements and Representations. Each of the Loan Parties hereby, jointly and severally:

(a) ratifies, confirms and acknowledges that the Credit Agreement, as amended hereby, and all other Loan Documents to which it is party continue to be valid, binding and in full force and effect as of the date hereof, and enforceable in accordance with their terms subject to applicable bankruptcy, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity;

(b) covenants and agrees to perform all of their respective obligations under the Credit Agreement, as amended hereby, and all other Loan Documents to which it is party;

(c) acknowledges and agrees that as of the date hereof, no Loan Party has any defense, set-off, counterclaim or challenge against the payment of any sums owing to the Administrative Agent or the Lenders or the enforcement of any of the terms of the Credit Agreement, as amended hereby, or any of the other Loan Documents to which it is party;

(d) acknowledges and agrees that all Loans presently or hereafter outstanding under the Loan Documents shall continue to be secured by the Collateral granted by it;

(e) acknowledges and agrees that this First Amendment Agreement does not constitute a novation of the Loans;

(f) ratifies, confirms and continues all rights and remedies granted by the Loan Parties to the Administrative Agent and the Lenders in the Loan Documents to which it is party; and

(g) ratifies and confirms all waivers made by the Loan Parties in the Loan Documents to which it is party.

13. Conditions to Effectiveness of this First Amendment Agreement. The Administrative Agent’s and the Amendment Lenders’ obligations hereunder are conditioned upon the satisfaction by the Loan Parties of the following conditions precedent:

(a) receipt by the Administrative Agent of this First Amendment Agreement, duly executed by each of the Loan Parties and Required Lenders; and

(b) receipt by the Administrative Agent of such additional agreements, instruments, documents, writings and actions as the Administrative Agent and the Amendment Lenders may reasonably request.

14. Miscellaneous.

(a) No reference to this First Amendment Agreement need be made in the Credit Agreement or in any other Loan Document.

(b) This First Amendment Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that no Loan Party shall assign its rights or obligations under this First Amendment Agreement.

(c) This First Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of the State of New York.

(d) This First Amendment Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original. Any signature on this First Amendment Agreement, delivered by any party by electronic transmission shall be deemed to be an original signature thereto.

(e) To the extent of any inconsistency between the terms and conditions of this First Amendment Agreement and the terms and conditions of the Loan Documents, the terms and conditions of this First Amendment Agreement shall prevail. All terms and conditions of the Credit Agreement and any other Loan Documents not inconsistent herewith shall remain in full force and effect.

(f) This First Amendment Agreement is the entire agreement between the parties relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, cannot be changed or terminated orally or by course of conduct, and shall be deemed effective as of the date it is accepted by the Administrative Agent.

(g) Except as expressly set forth herein, neither the execution, delivery or performance of this First Amendment Agreement, nor anything contained herein, shall be construed as or shall operate as a course of conduct, course of dealing or a consent to or waiver of any provision of, or any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement, any Loan Document or the agreements and documents executed in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to second Amended and Restated Credit Agreement to be duly executed as of the date first above written.

DFC GLOBAL CORP. f/k/a DOLLAR FINANCIAL CORP.

By:	/s/ Randy Underwood
	Name:	Randy Underwood
	Title:	Executive Vice President and Chief Financial Officer

DOLLAR FINANCIAL GROUP, INC.

By:	/s/ Randy Underwood
	Name:	Randy Underwood
	Title:	Executive Vice President and Chief Financial Officer

NATIONAL MONEY MART COMPANY

By:	/s/ Randy Underwood
	Name:	Randy Underwood
	Title:	Executive Vice President and Chief Financial Officer

DOLLAR FINANCIAL U.K. LIMITED

By:	/s/ Randy Underwood
	Name:	Randy Underwood
	Title:	Director

INSTANT CASH LOANS LIMITED

By:	/s/ Randy Underwood
	Name:	Randy Underwood
	Title:	Director

First Amendment To Second Amended And Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Security Trustee, and as a Lender

By:	/s/ Matthew Siefer
	Name:	Matthew Siefer
	Title	Senior Vice President

First Amendment To Second Amended And Restated Credit Agreement

U.S. Bank National Association, as a Lender

By:	/s/ Ole Koppang
	Name:	Ole Koppang
	Title:	Assistant Vice President

First Amendment To Second Amended And Restated Credit Agreement

Bank of Montreal, as a Lender

By:	/s/ Larry S. Moore
	Name:	Larry S. Moore
	Title:	Managing Director

First Amendment To Second Amended And Restated Credit Agreement

Societe Generale, as a Lender

By:	/s/ Edward J. Grimm
	Name:	Edward J. Grimm
	Title:	Director

First Amendment To Second Amended And Restated Credit Agreement

CREDIT SUISSE AG Cayman Islands Branch, as a Lender

By:	/s/ Doreen Barr		/s/ Vipul Dhadda
	Name:	Doreen Barr	Vipul Dhadda
	Title:	Director	Associate

First Amendment To Second Amended And Restated Credit Agreement

NOMURA INTERNATIONAL PLC, as a Lender

By:	/s/ Luca Tassan
	Name:	Luca Tassan
	Title:	Managing Director

First Amendment To Second Amended And Restated Credit Agreement